SETTLEMENT AGREEMENT

AND

MUTUAL GENERAL RELEASE

THIS AGREEMENT is made and entered into between and among GURU DENIM, INC., a California corporation doing business as True Religion Brand Jeans ("Guru"), JEFFREY LUBELL, an individual ("Lubell") (Guru and Lubell are collectively referred to as "Guru Parties"), THE INDIGO GROUP USA, INC., a ______ corporation ("Indigo"), JOHN KANG, an individual ("Kang") and JEREMY LEW, an individual ("Lew") (Indigo, Kang and Lew are collectively referred to as "Indigo Parties") with reference to the following facts:

A. The Guru Parties, on the one hand, and the Indigo Parties, on the other hand, or certain of them, have previously entered into three (3) written contracts: (i) Joint Venture Agreement dated December 6, 2002; (ii) Mutual Release dated June 19, 2003; and (iii) Settlement Agreement dated November 5, 2003. These three (3) agreements are collectively referred to as the "Previous Contracts".

B. On December 12, 2003, Guru filed an action in the Los Angeles Superior Court, entitled "Guru Denim, Inc., etc. vs. Indigo Group USA, Inc. et al.", Case No. BC307619. Indigo and Lew filed a cross-complaint against Guru and Lubell. All parties have denied the material allegations made against them in the complaint and cross-complaint. The pending litigation is referred to as the "Action".

C. The parties wish to fully and finally resolve all their individual differences, disputes and disagreements, including but not limited to the aforedescribed disputes, whether set forth in the Action, or not so as to avoid incurring the inconvenience, expense and consumption of time that litigation the disputes would necessarily entail.

D. Prior to the execution hereof, Guru and Indigo entered into a Manufacturer's Agreement. This general release hereinafter contained shall not affect the rights and obligations of the parties under the Manufacturer's Agreement.

THE PARTIES HAVE THEREFORE AGREED:

1. The above recitals are incorporated herein by this reference as if fully set forth herein.

2. This Agreement is entered into solely for purpose of compromise, and each party hereto expressly agrees and acknowledges that the other party hereto has not admitted and by execution and performance of this Agreement does not admit any liability or obligation to the other party.

3. In consideration of and contemporaneous with the execution hereof by the Indigo Parties, the Guru Parties shall do the following:

a. Pay to the Indigo Parties the sum of $125,000; and

b. Dismiss the Action, with prejudice.

4. In consideration of the execution hereof by the Guru Parties, the Indigo Parties shall:

a. Dismiss their cross-complaint in the Action, with prejudice; and

b. Return to Guru all damaged merchandise, all merchandise previously returned to Indigo by Guru, all hardware related to prior production done on behalf of Guru by Indigo pursuant to the Previous Contracts, all of which shall have been inspected by Guru prior to signing hereof.

5. In consideration of the provisions hereinabove and hereinafter set forth, and except for any executory provisions of this Agreement, the Guru Parties, on the one hand, and the Indigo Parties, on the other hand, for themselves, their respective legal successors, officers, directors, shareholders, partners agents, employees, attorneys, assigns, beneficiaries, heirs, trustees, executors and administrators, do hereby absolutely, fully and forever release, relieve, waive, relinquish and discharge one another from any and all manner of action or actions, cause or causes of action, suits, debts, liabilities, demands, obligations, costs, expenses, sums of money, controversies, damages, accounts, reckonings and liens of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, which each of them at any time heretofore had, by reason or thing whatsoever occurring, done, omitted or suffered to be done prior to the date this Agreement becomes effective, including, but not in any way limiting the generality of the foregoing, any of the above now accrued or accruing after the date this Agreement becomes effective arising out of or in connection with any matter, cause or thing involved with or relating to the transactions and occurrences referred to above, so that none of them shall have a claim of any kind or nature whatsoever on or against one another and their respective legal successors, officers, directors, shareholders, partners, agents, employees, attorneys, assigns, beneficiaries, heirs, trustees, executors and administrators, and each of them, as is applicable, directly or indirectly.

6. The parties hereby acknowledge that it is their intention that upon execution by all parties, this Agreement shall be effective as a full and final accord and satisfaction and settlement of and as a bar to each and every claim, demand, damage, debt, account, reckoning, liability, obligation, cost, expense, lien, action and cause of action, heretofore referred to and released, the Guru Parties, on the one hand, and the Indigo Parties, on the other hand, have, or have had against one another and their respective legal successors, officers, directors, shareholders, partners, agents, employees, attorneys, assigns, beneficiaries, heirs, trustees, executors and administrators, and each of them. In connection with such waiver and relinquishment, the parties acknowledge that they are aware that they or their attorneys may hereafter discover facts different from or in addition to the facts which they now know or believe to be true with respect to the subject matter of this Agreement, but that it is their intention hereby to fully, finally, absolutely and forever settle any and all claims, disputes and differences which do now exist, may exist or heretofore have existed between them, and that in furtherance of such intention the general releases herein given by all parties shall be and remain in effect as a full and complete general release notwithstanding the discovery of any such different or additional facts. Therefore, the parties acknowledge that they each have been informed by their attorneys and advisors of, and that they are familiar with, Section 1542 of the Civil Code of the State of California, which provides as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The parties do hereby waive and relinquish all rights and benefits they have or may have under Section 1542 of the Civil Code of the State of California to the full extent that they may lawfully waive all rights and benefits pertaining to the subject matters of this Agreement.

In the event of a conflict between this Agreement and any of the terms and conditions of the Previous Contracts, this Agreement shall control.

7. Each of the Indigo Parties acknowledges and confirms that it or he has no right, title or interest in or to the trademarks and/or trade names used by Guru. To the extent any of them have ever acquired any such right, title or interest in said trademarks and/or trade names, said right, title or interest and all goodwill associated therewith are hereby assigned by the Indigo Parties, and each of them, to Guru.

8. Each party hereby represents and warrants to the other parties that:

(a) It has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any claim, demand, damage, debt, liability, obligation, account, reckoning, cost, expense, lien, action or cause of action, or any part or portion thereof, involved or referred to herein.

(b) It has the power and authority to enter into and perform its obligations hereunder.

(c) When executed this Agreement shall be binding upon and enforceable against it.

9. Each of the parties agree:

A. Notwithstanding that the Complaint, Cross-Complaint and all other declarations, applications, orders, and all other documents filed with the Superior Court with respect to the Action are matters of public record, each of the parties agrees that (1) any allegations of wrongdoing by any party to this Agreement as alleged or asserted in the Complaint or Cross-Complaint, (2) the amount of any monetary settlement of the Action involved, (3) the content of any negotiations and circumstances regarding settlement of the Action and this Agreement, as well as (4) the recitals, terms and conditions of this Agreement (collectively the "Confidential Information"), are personal and confidential to each of the parties.

B. Each party hereto covenants and agrees that he or she shall at all times (i) maintain the Confidential Information in confidence; (ii) not publicize or disclose, whether by direct or indirect reference, the Confidential Information; (iii) not disclose, in whole or in part, such Confidential Information in any manner (including but not limited to the original or any copy of this Agreement or any portion thereof and the original or any copy of any payment made pursuant to this Agreement or any portion thereof), to any person or entity not a party to this Agreement, other than to his or her attorneys or tax advisors for the limited purposes of tax reporting and obtaining legal or tax advice, except pursuant to an order of a court of competent jurisdiction or written stipulation executed by both parties; and (iv) instruct his or her attorneys, agents, consultants, tax advisors and employees to maintain such Confidential Information in confidence at all times and to not publicize or disclose, whether by direct or indirect reference, the Confidential Information at all times.

C. Notwithstanding the foregoing, either party shall have the right to make disclosures of the Confidential Information to any governmental agency pursuant to a request or order therefrom provided that such disclosures are protected as confidential to the maximum extent possible by applicable laws and provided that such party shall have first given the other party prior written notice of not less than five (5) court days that such disclosures have been requested or ordered by a governmental agency so as to enable the other party to seek appropriate protective orders as may be allowed by applicable laws.

D. Notwithstanding the foregoing, either party shall also have the right to make disclosures of the Confidential Information pursuant to the service of a subpoena and/or notice of deposition provided that such disclosures are protected as confidential to the maximum extent possible by applicable laws and provided that such party shall have first given the other party prior written notice of not less than five (5) court days that service of a subpoena or notice of deposition has been made on such party so as to enable the other party to seek appropriate protective orders as may be allowed by applicable laws.

E. Each party hereto represents, covenants, and warrants that it or he has not disclosed, in whole or in part, the Confidential Information (including but not limited to the original or any copy of any draft of this Agreement or any correspondence concerning this Agreement) in any manner to any person or entity not a party to this Agreement at any time on or after the date of this Agreement written hereinabove, except as such disclosures are permitted by this Agreement.

F. This non-disclosure agreement applies to and is binding upon the Guru Parties and the Indigo Parties and all of their respective agents, employees, trustees, trustors, beneficiaries, receivers, corporations, parents, affiliates, subsidiaries, predecessors, successors, assigns, shareholders, officers, directors, partners, partnerships, members, attorneys, tax advisors, representatives, heirs, executors, administrators, and each of them.

G. A breach of such obligations by either the Guru Parties or the Indigo Parties shall constitute a breach of this entire Agreement and shall not relieve the breaching party of its or his further obligations under this Agreement which shall, notwithstanding any such breach, remain in full force and effect. A breach of such obligations by one of the parties hereto shall entitle the other to recover any payments made pursuant to this Agreement as an element of its or his or her damages resulting from such breach in addition to any and all other damages which it or he may suffer as a result of such a breach and any and all other legal and equitable remedies to which it or he may be entitled as a result of such a breach.

H. Either party may, however, when asked about the settlement respond that the parties have reached an amicable resolution of their differences.

I. The Parties further agree that they will not disparage each other, including their employees, agents, representatives, existing customers and/or potential customers, and agree to refrain from taking any action or making any statements, oral or written, which have the purpose or effect of injuring or in any way detracting from the other Party's reputation or causing any person or entity to refrain from or cease any business relationship with the other Party.

J. The Parties further agree that any breach or threatened breach of this Paragraph 9 by a Party would cause irreparable harm to the other Party, that a remedy at law or in damages would be inadequate to remedy such a breach or threatened breach, and that the provisions of this Paragraph 9, irrespective of the arbitration provisions contained herein, may be enforced by way of a restraining order or injunction, in addition to any other remedies which may be available at law or in equity.

K. To remedy a breach or threatened breach of this Paragraph 9, the aggrieved Party may move for, and be granted, injunctive relief upon a showing of good cause, without having to make any showing of irreparable harm or reasonable likelihood of success on the merits, or that damages are an inadequate remedy.

10. Each party does hereby agree to indemnify and hold harmless the other parties and their respective legal successors, officers, directors, shareholders, agents, employees, attorneys assigns, beneficiaries, heirs, trustees, executors and administrators, and each of them, of the other parties against any claim, demand, debt, liability, account, reckoning, obligation, cost, damage, expenses, lien, action or cause of action (including the payment of attorneys' fees and costs actually incurred, whether or not litigation be commenced), based on or arising out of or in connection with the breach or failure of any agreement, warranty or representation made herein.

11. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the legal successors, assigns, transferees, grantees and heirs of each party hereto, who may assume any and all of the above described capacities subsequent to the execution and effective date of this Agreement.

12. This Agreement shall be enforced and interpreted in accordance with the laws of the State of California.

13. Any claim, dispute or controversy arising out of, or relating to any section of this Agreement or the making, performance or interpretation of the rights and obligations explicitly set forth in this Agreement, shall be settled on an expedited basis by binding arbitration in California before a single arbitrator from the Judicial Arbitration Mediation Service ("JAMS") mutually agreeable to the parties hereto, and, if no agreement is reached, before the arbitrator from JAMS selected in accordance with the rules of JAMS then in effect, which arbitration shall be conducted in accordance with such rules, and judgment upon any award rendered may be entered in any court having jurisdiction thereof. The decision of the arbitrator shall be binding on all of the parties. The arbitrator shall be bound by the terms and conditions of this Agreement and shall not extend, modify or suspend any of the provisions of this Agreement.

14. In the event any party to this Agreement brings an arbitration proceeding concerning any claim, dispute or controversy arising out of, or relating to any section of this Agreement or the making, performance or interpretation of the rights and obligations explicitly set forth in this Agreement or is required to defend any action or proceeding the defense to which is any provision of this Agreement, the unsuccessful party agrees to pay the successful party all court costs and attorneys' fees as the court deems just.

15. The parties hereto agree to execute any and all documents reasonably necessary to carry out and perform their obligations hereunder.

16. EACH PARTY HERETO DOES HEREBY ACKNOWLEDGE AND AGREE THAT THEY HAVE BEEN REPRESENTED BY INDEPENDENT COUNSEL OF THEIR OWN CHOICE THROUGHOUT ALL NEGOTIATIONS WHICH PRECEDED THE EXECUTION OF THIS AGREEMENT, AND THAT THEY HAVE EXECUTED THIS AGREEMENT WITH THEIR COUNSEL AND UPON THE ADVICE OF SAID INDEPENDENT COUNSEL. IF ANY PARTY HAS NOT BEEN REPRESENTED BY COUNSEL, THEN SAID PARTY SHALL BE DEEMED TO HAVE WAIVED THE NECESSITY OF COUNSEL AFTER HAVING BEEN ADVISED TO OBTAIN INDEPENDENT COUNSEL.

17. This Agreement contains the entire agreement and understanding concerning the subject matter between the parties, and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each party hereto acknowledges that no other party, nor agent or attorney of any other party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce them to execute this Agreement, and acknowledges that they have not executed this Agreement in reliance upon any such promise, representation or warranty not contained herein.

18. Whenever in this document the context may so require the masculine gender shall be deemed to refer to and include the feminine and neuter, and the singular to refer to and include the plural, and vice versa.

19. This Agreement shall be effective when all parties and signatories have executed it. This Agreement may be executed in counter parts, each of which shall be deemed an original.

WHEREFORE, the parties hereto have executed this Agreement on the date set out next to each of their signatures.

DATED: September 15, 2004.	GURU DENIM, INC., a California corporation By:/s/ Jeffrey Lubell___ ____________________________
DATED: September 15, 2004.	/s/ Jeffrey Lubell________ JEFFREY LUBELL, Individually
DATED: September 15, 2004	THE INDIGO GROUP USA, INC. /s/ John Kang JOHN KANG, President
DATED: September 15, 2004.	/s/ John Kang______________ JOHN KANG, Individually
DATED: September 15, 2004.	/s/ Jeremy Lew____________ JEREMY LEW, Individually

APPROVED AS TO FORM:

ZIMMERMAN, ROSENFELD, GERSH & LEEDS LLP

/s/ Gary L. Zimmerman____
By:____________________
GARY L. ZIMMERMAN
Attorneys for Guru Parties

KULIK, GOTTESMAN, MOUTON & SIEGEL LLP

/s/ Glen L. Kulik_______
By:____________________
GLEN L. KULIK
Attorneys for Indigo Parties